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                                                                EXHIBIT 10.15(1)

        THIS AGREEMENT made this 1st day of September, 1989 between CLIFFSTAN INVESTMENTS, INC., a corporation existing under the laws of the State of Nevada and having its principal place of business at 3320 West Sahara Avenue, Suite 380, Las Vegas, Nevada, ("Cliffstan") and PAFCO GENERAL INSURANCE COMPANY, a corporation existing under the laws of the State of Indiana and having its principal place of business at 4720 Kingsway Drive, Indianapolis, Indiana, ("Pafco General") and GAGE NORTH HOLDINGS INC., an Ontario corporation having its head office at 20 Warrington Street, Hamilton, Ontario, ("Gage North");

        WHEREAS Pafco General has loaned to Cliffstan the sum of One Million Seven Hundred Thousand Dollars ($1,700,000.00) (U.S.) in consideration of which Cliffstan has executed a certain Promissory Note dated September 1, 1989, ("Promissory Note"), a copy of which is attached hereto as Schedule "A";

        AND WHEREAS Gage North has agreed for valuable consideration, including the transfer to it from Symons International Group Ltd. of 4,000 shares of the common stock of Pafco Financial Holdings Ltd., with Pafco General to guarantee the repayment by Cliffstan of all amounts owed by it to Pafco General;

        NOW THEREFORE for good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

1.      (a)     Gage North unconditionally guarantees to Pafco General due payment by Cliffstan of any and all principal amounts and interest which are presently owing or which may become owing by Cliffstan to Pafco General pursuant to the Promissory Note;




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         (b)    As between Pafco General and Gage North, Gage North is and shall continue liable as principal debtor under all of the covenants contained in the Promissory Note notwithstanding any transaction which may take place between Pafco General and Cliffstan or any neglect or default of Pafco General which might otherwise operate as a discharge for the partial or absolute of Gage North if he were surety only of Cliffstan and without restricting the generality of the foregoing notwithstanding the granting of time or other indulgences to Cliffstan;

         (c) Pafco General, in its absolute discretion and without diminishing the liability of Gage North, may grant time or other indulgences to Cliffstan or any other person or persons now or hereafter liable to Pafco General in respect to the principal sum and interest under the Promissory Note and may give up, modify, vary, exchange, renew or abstain from perfecting or taking advantage of the benefits of the Promissory Note in whole or in part and may discharge any part or parts of or accept any composition or arrangements or realize upon the Promissory Note and when and in such manner as Pafco General may think expedient and in no case shall Pafco General be responsible for any neglect or omission with respect to the Promissory Note. Any account settled or stated by or between Pafco General and Cliffstan or admitted by or on behalf of Cliffstan may be adduced by Pafco General and shall in that case be accepted by Gage North as conclusive evidence that the balance or amount thereof thereby appearing is due by Cliffstan to Pafco General;

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         (d)    Gage North will not at any time claim to be subrogated in any manner to the position of Pafco General under the Promissory Note and will not claim the benefit of any security at any time held by Pafco General; provided, however, that in any event of Gage North's paying to Pafco General all of the monies remaining unpaid under the Promissory Note then Gage North, upon making such payment, shall be entitled to exercise its rights pursuant to the assignment as hereinafter described in paragraph 3;

         (e) Pafco General shall not be bound to exhaust its resources against Cliffstan or other parties or any security it may hold before requiring payment from Gage North and Pafco General may enforce the various remedies available to it and may realize upon the various securities held by it or any part thereof in such order as Pafco General may determine;

         (f) If default shall occur or demand is made but not satisfied by Cliffstan under the Promissory Note, Gage North shall forthwith upon demand being made upon it by Pafco General in writing served on Gage North or sent by prepaid registered mail at the address hereinabove indicated pay to Pafco General all principal, interest, costs and expenses due by virtue of this Guarantee or the Promissory Note;

         (g) In the event that Gage North shall become bankrupt or insolvent or shall be subject to the provisions of the Bankruptcy Act or any other act for the benefit of creditors either voluntarily or under a
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                court of competent jurisdiction, or make a general assignment for the benefit of creditors or otherwise acknowledge insolvency, then and in any and every such case Pafco General may demand from Gage North the principal sum owed by Cliffstan and at such time outstanding, together with all interest, costs, expenses and administration fees and all sums of money which may be added or become due to Pafco General by virtue of the provisions of this Guarantee notwithstanding that the principal sum and interest may not be otherwise due and payable under the Promissory Note;

         (b) This Guarantee shall extend to and shall enure to the benefit of Pafco General and its successors and assigns and reference herein to Gage North is a reference to and shall be construed as including Gage North, its heirs, executors, administrators and assigns.

2. As security for the obligations of Gage North pursuant to paragraph 1 hereof, Gage North agrees to provide to Pafco General a mortgage substantially in the form annexed hereto as Schedule "B", which mortgage shall be registered on title.

3. As security for the obligations of Cliffstan to reimburse Gage North in the event that Gage North has paid Pafco General as set out in subparagraph 1(f) (which payment is also referred to in subparagraph 1(d)), Cliffstan hereby assigns, transfers and otherwise conveys to Gage North all of its rights, title and interest in a certain promissory note in favour of Cliffstan from Symons International Group Ltd. dated September 1, 1989 in the principal amount of $1,700,000.00 (U.S.), a copy of which is annexed hereto as Schedule C, subject to the terms of the Subordination Agreement in favour of Fleet National Bank;

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provided that it is a condition of this assignment that so long as Cliffstan performs its obligations to Pafco General pursuant to the Promissory Note then this assignment shall be null and void, otherwise it shall be in full force and effect.

4. In the event of Gage North paying to Pafco General all of the monies remaining unpaid under the Promissory Note being entitled thereby to exercise its rights under the assignment referred to in paragraph 3 then immediately upon such event occurring Pafco General and Gage North each agree with Cliffstan that Cliffstan is released and absolved of any and all liability for payment of any monies under the Promissory Note and Pafco General and Gage North each hereby forever release and discharge Cliffstan from any and all claims, demand, actions, suits or proceedings of whatsoever kind or nature against Cliffstan by reason of the Promissory Notes and the money advanced in accordance therewith.

5. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and assigns.

6. Each reference in this Agreement to payment of the Promissory Note in full shall mean final payment of the full amount thereof through receipt thereof by Pafco General of immediately available lawful money of the United States to the extent that such payments are retained by Pafco General.

7. This Agreement was delivered in the State of Indiana and for all purposes shall be governed by and construed in accordance with the local laws of said state without regard to said state's conflict of laws rules.
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        IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

                                        CLIFFSTAN INVESTMENTS, INC.

                                        By: /s/ Robert Amira
                                            ----------------------------

                                        PAFCO GENERAL INSURANCE COMPANY

                                        By: /s/ Douglas Symons
                                            ----------------------------


                                        GAGE NORTH HOLDINGS INC.

                                        By: /s/ Cannot read signatures
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ACKNOWLEDGED and the assignment in
paragraph 3 is hereby consented to
this 7th day of September, 1989.

SYMONS INTERNATIONAL GROUP LTD.

By: /s/ G. Symons
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By: /s/ cannot read signature
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